UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2007

ACT Teleconferencing, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-27560	84-1132665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 233-3500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	N/A

(b)    On March 19, 2007, ACT Teleconferencing, Inc. announced that Mr. Gene Warren had resigned effective immediately from its Board of Directors (including any committees on which he served) and as its Chief Executive Officer to dedicate his full time and energy as the Company’s Head of Strategic Initiatives. The Company also announced on March 19, 2007 that Mr. Kenneth J. Knopp had left the Company and ceased to be the Company’s Vice President Operations effective as of such date. A copy of the press release announcing these changes is attached as Exhibit 99.1 hereto.

(c)    On March 19, 2007, the Board of Directors unanimously appointed Mr. Peter E. Salas to serve as the Company’s interim principal executive officer, and the Company announced that it had promoted Mr. Mark K. Kelly to Chief Operating Officer from his former role as Chief Technology Officer. Except to the extent superseded by the more recent information provided herein, the information regarding each of Messrs. Salas and Kelly required to be provided hereunder is incorporated by reference to the information regarding each of them, as applicable, included under the captions “Beneficial Ownership of Our Voting Securities”, “Proposal 2 – Election of Directors”, “Directors and Executive Officers” and “Executive Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission under cover of Schedule 14A on November 3, 2006. In connection with the investment by Dolphin Management Inc. and its related entities in the Company in August 2005 and February 2006, the Company agreed to pay to Dolphin Direct Equity Partners LP an annual management fee of $320,000, and quarterly dividends on the Series AA convertible preferred stock purchased of 9.55% (in the form of increases in the stated value of the preferred stock).

(d)	N/A

(e)	N/A

(f)	N/A

Item 9.01	Financial Statements and Exhibits.

(a)	N/A

(b)	N/A

(c)	N/A

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT TELECONFERENCING, INC.

Date: March 19, 2007	By:	/s/ Rick Fresia
	Name:	Rick Fresia
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated March 19, 2007